Exhibit (10)(iii)(A)(17.6)

AMENDMENT TO

CINCINNATI BELL MANAGEMENT PENSION PLAN

The Cincinnati Bell Management Pension Plan (the “Plan”) is hereby amended, effective as of June 1, 2005 (and with respect to any Plan participant’s retirement benefit under the Plan the commencement date of which has not occurred by June 1, 2005) and to permit the use of retroactive annuity starting dates in the payment of annuity benefits under the Plan and to clarify certain other rules in the Plan’s benefit payment provisions, in the following respects.

1. Section 7.1 of the Plan is amended in its entirety to read as follows.

7.1 Commencement Date of Retirement Benefit. If a Participant is entitled to a retirement benefit under the Plan pursuant to any of the provisions of Article 6 above, then, subject to the provisions of Section 7.5 below, he may, as a part of his filing with a Plan representative of a claim for his retirement benefit under and in accordance with the provisions of Section 7.4 below, elect the specific commencement date as of which his retirement benefit under the Plan will commence to be paid, provided that the elected commencement date meets each and every of the requirements set forth in Subsections 7.1.1 through 7.1.5 below (to the extent such requirements apply to the elected commencement date under the terms of such Subsections).

7.1.1 Such commencement date must occur both: (i) no later than the Participant’s Required Commencement Date; and (ii) if the date on which the Participant ceases to be an Employee occurs before the Participant’s Required Commencement Date, after the date on which the Participant ceases to be an Employee.

7.1.2 Such commencement date may not occur more than 90 days after the date (for purposes of this Section 7.1, the “written explanation date”) on which the latest written explanation as to the Participant’s benefit form options and other benefit payment rules that is described in Subsection 7.4.4 below (for purposes of this Section 7.1, the “written explanation”) is provided to the Participant.

7.1.3 Such commencement date may not occur before 30 days have expired after the written explanation date unless all of the following conditions are met:

(a) the written explanation clearly indicates that the Participant has a right to at least 30 days to consider the form in which his retirement benefit will be paid and elect a permitted form of benefit;

(b) the Participant affirmatively elects the form in which he wants his retirement benefit to be paid prior to the expiration of the 30- day period beginning on the date that immediately follows the written explanation date;

(c) the Participant is permitted to amend or revoke an affirmative election he makes for payment of his retirement benefit in any form at least until the later of the date as of which the Participant’s retirement benefit under the Plan will commence based on such election or the expiration of the seven-day period that begins on the date that immediately follows the written explanation date; and

(d) the actual distribution of the retirement benefit in accordance with the Participant’s affirmative election does not begin before the expiration of the seven-day period that begins on the date that immediately follows the written explanation date.

7.1.4 Such commencement date may occur prior to the date on which the Participant makes a claim for his retirement benefit only if the actual payment of the Participant’s retirement benefit begins to be paid within 90 days after the written explanation date (or if the actual payment of the Participant’s retirement benefit begins to be paid after the end of such 90-day period solely due to administrative reasons).

7.1.5 Such commencement date may occur prior to the written explanation date (in which case such commencement date shall be considered a “retroactive commencement date” under this Subsection 7.1.5) only if all of the following conditions are met:

(a) such commencement date does not occur before the later of (i) June 1, 2005 or (ii) the date that is twelve months before the date on which the Participant’s retirement benefit actually begins to be paid;

(b) the Participant affirmatively elects the commencement date of his retirement benefit and the form in which he wants his retirement benefit to be paid no later than 90 days after the date on which the earliest written explanation as to the Participant’s benefit form options and other benefit payment rules that is described in Subsection 7.4.4 below is provided to the Participant;

(c) the Participant’s retirement benefit is paid in the form of an Annuity and not in the form of a single sum cash payment pursuant to the Participant’s election of the benefit form for his retirement benefit (and the other provisions of this Plan);

(d) the Participant’s spouse as of the date the retirement benefit actually begins to be paid (if any) is treated as the Participant’s spouse as of the retroactive commencement date for all purposes of the rules of Article 7 of the Plan (and, if the Participant actually had a different spouse as of his retroactive commencement date, such former spouse is not treated for such purposes as the Participant’s spouse as of such date except to the extent otherwise required by a qualified domestic relations order as defined in section 206(d) of ERISA and section 414(p) of the Code);

(e) the Participant’s spouse as of the date the benefit actually begins to be paid (if any) consents to the form of the retirement benefit and the retroactive commencement date (even if the form is a Qualified Joint and Survivor Annuity when the spouse’s consent would not be required but for the retroactive commencement date applying) in a manner that would satisfy the requirements of Subsection 7.4.2 below;

(f) the Participant receives a make-up payment to reflect any missed payments from the retroactive commencement date to the date of the actual make-up payment, with an appropriate adjustment for interest from the dates the missed payments would have been made to the date of the actual make-up payment, which interest adjustment will be based on the annual interest rate on 30-year Treasury securities for the fifth calendar month which precedes the first calendar month included in the Plan Year in which the date of the actual make-up payment occurs (as such interest rate is specified for purposes of Code section 417(e)(3) by the Secretary of the Treasury or his delegate in revenue rulings, notices, or other guidance);

(g) the actual payment of the Participant’s retirement benefit begins to be paid within 90 days after the written explanation date (or the actual payment of the Participant’s retirement benefit begins to be paid after the end of such 90-day period solely due to administrative reasons); and

(h) the date of the first actual payment of the retirement benefit is substituted for the retroactive commencement date for purposes of Subsections 7.1.1 through 7.1.4 above.

If the Participant makes a claim for his retirement benefit under the Plan but fails to elect the specific commencement date of such benefit, then such commencement date shall be set by the Committee (i) to be relatively close to the date on which the Participant files such claim (but not in any event later than the Participant’s Required Commencement Date), (ii) to meet all of the requirements of Subsections 7.1.1 through 7.1.4 above, and (iii) to occur in any event after the written explanation date.

2. Section 7.4 of the Plan is amended in its entirety to read as follows.

7.4 Claim for Benefit.

7.4.1 A Participant entitled to a retirement benefit under the Plan may, in a writing filed with a Plan representative (on a form prepared or accepted by the Committee), file a claim that such benefit commence and elect to receive his retirement benefit in the normal form that otherwise applies to him under Section 7.2 above or to waive such normal form and instead to have such benefit paid in any optional form permitted him under Section 7.3 above, provided that such claim and election is made in writing on a form prepared or approved by the Committee: (a) after the date (for purposes of this Section 7.4, the “written explanation date”) on which the latest written explanation as to the Participant’s benefit form options and other benefit payment rules and that is described in Subsection 7.4.4 below (for purposes of this Section 7.4, the “written explanation”) is provided to the Participant; (b) no more than 90 days before the date that becomes the commencement date of his retirement benefit under Section 7.1 above; and (e) no later than the date that becomes the commencement date of his retirement benefit under Section 7.1 above (except that his claim for a benefit may be made after the date that becomes the commencement date of his retirement benefit under Section 7.1 above if the provisions of Subsection 7.1.4 above are met).

7.4.2 Notwithstanding the provisions of Subsection 7.4.1 above but subject to the last sentence of this Subsection 7.4.2 and to the provisions of Subsection 7.1.5 above, if a Participant is married on the date as of which his retirement benefit commences, his election of any optional form permitted him under Section 7.3 above is not effective unless the person who is the spouse of the Participant as of the commencement date of the retirement benefit consents, in a writing filed with a Plan representative (on a form prepared or accepted by the Committee), to such election of the named optional form within the same period in which the Participant has to make his election, with the spouse’s consent acknowledging the effect of such consent and being witnessed by a notary public or a Plan representative. Any such spouse’s consent shall be irrevocable once received by a Plan representative. However, any consent of the Participant’s spouse otherwise required under this Subsection 7.4.2 shall not be required if it is established to the satisfaction of a Plan representative that the consent cannot be obtained because no spouse exists, because the spouse cannot reasonably be located, or because of such other circumstances as the Secretary of the Treasury or his delegate allows in regulations.

7.4.3 If a Participant elects a form of payment different than his normal form under Section 7.2 above, he may amend or revoke that election by a written notice filed with a Plan representative (on a form prepared or accepted by the Committee) before the commencement date of his retirement benefit under the Plan (or, if the Participant elects a commencement date for such benefit that is before or in any event less than 30 days after the date on which the written explanation is provided to the Participant, he may amend or revoke his election of a form of payment different than his normal form under Section 7.2 above until the later of the commencement date of his retirement benefit as based on his election or the expiration of the seven-day period that begins on the date that immediately follows the written explanation date); provided that if the Participant desires to elect another form of payment different than the normal form applicable to him, the conditions of Subsections 7.4.1 and 7.4.2 above must be satisfied as if that amendment were a new election.

7.4.4 The Committee shall provide each Participant who is entitled to a retirement benefit under the Plan a written explanation of:

(a) the terms and conditions of the normal form in which such benefit will be paid unless there is an election out of such form according to this Section 7.4;

(b) the Participant’s rights to make and the effect of an election out of the normal form;

(c) the requirement, if applicable, that the Participant’s spouse consent to any election out of the normal form;

(d) the right of the Participant to revoke an election out of the normal form;

(e) the Participant’s right to elect the commencement date of his retirement benefit under the Plan; and

(f) any other items that are required to be contained in the written explanation by Treasury regulations and/or Internal Revenue Service notices or other guidance.

In addition, such written explanation shall generally indicate that the Participant has a right to at least 30 days to consider the form in which his retirement benefit will be paid and elect a permitted form of payment of his retirement benefit.

7.4.5 The Committee or a Plan representative shall provide the written explanation to a Participant at any time deemed appropriate by the Committee and in any event within a reasonable administrative period after the Participant notifies the Committee that he desires to commence payment of his benefit (if he is then eligible, or if it is anticipated that he will soon be eligible, to commence such benefit) and/or within a reasonable administrative period prior to the latest date that such benefit must commence under the other provisions of the Plan. The written explanation shall be deemed to have been provided the Participant for purposes of the other provisions of the Plan on the date it is either personally delivered or faxed to the Participant or is deposited in the mail (first class or certified mail, postage prepaid) by the Committee or a Plan representative.

[Signature Page of Plan Amendment Is On Following Page]

IN ORDER TO EFFECT THE FOREGOING CHANGES TO THE PLAN, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	Vice President & General Counsel
Date:	7/12/05